UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2021

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(e)      Intricon Corporation (the “Company”) today announced that it has appointed Ellen Scipta, age 48, as Chief Financial Officer of the Company starting February 8, 2021. Previously, Ms. Scipta served in various financial positions at Bio-Techne, a Minneapolis, Minnesota based manufacturer and retailer of life sciences and diagnostic products, since 2015, most recently as Vice President, Finance. Prior to that, Ms. Scipta was employed by CHS Inc., a diversified global agribusiness cooperative, since 2011, most recently as Director of Enterprise Strategy. Ms. Scipta held financial positions with Best Buy Co., Inc. (2005-2011) and Target Corporation (2002-2005) and was a strategy consultant with PriceWaterhouseCooopers LLC (1999-2001). Ms. Scipta holds a Master of Business Administration from the Kelley School of Business, Indiana University, and a Bachelor of Science degree in aeronautical and astronautical engineering from Purdue University.

Ms. Scipta assumes the role of CFO from Scott Longval, who, as previously reported, was serving as CFO on an interim basis since his appointment as President and CEO on October 1, 2020.

In connection with her appointment, the Company entered into an employment agreement with Ms. Scipta as Chief Financial Officer on February 5, 2021. The agreement with Ms. Scipta was approved by the Compensation Committee of the Board of Directors.

The employment agreement contains the following material terms:

•	a base salary of $320,000, subject to adjustment, but not a decrease (other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives), from time to time in the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors;

•	a signing bonus of $150,000 (of which 100% will be repayable if she terminates her employment within one year of her start date and 50% will be repayable if she terminates her employment after one year but before two years of her start date);

•	a performance bonus of up to 50% of her base salary, or more if in accordance with a then applicable bonus plan, based on Company financial performance and strategic priority attainment, as the Compensation Committee of the Board of Directors may determine;

•	a grant of $150,000 of restricted stock units on her start date, vesting in equal one-third annual installments beginning on the first anniversary of her start date;

•	participation in the Company’s 2015 Equity Incentive Plan commensurate with similar positions in the Company;

•	participation in the Company employee benefit plans and programs available to similarly situated employees, subject to plan eligibility and any applicable waiting periods;

•	in the event of the termination of Ms. Scipta’s employment by the Company other than for cause, death or disability, the payment of Ms. Scipta’s base salary for a severance period of one year;

•	in the event that (i) there occurs a change in control of the Company or sale of the Company’s assets accounting for 90% of more of the Company’s sales and (ii) Ms. Scipta’s employment is involuntarily terminated within one year afterwards, payment of her base salary for one year in a lump sum and reimbursement for a percentage of her health insurance premiums under COBRA for a period of 12 months;

•	in the sole and absolute discretion of the Board of Directors, in the event that Ms. Scipta is terminated other than for cause, death or disability, or there occurs a change of control of the Company followed by Ms. Scipta’s involuntary termination, the Company may elect to pay Ms. Scipta a prorated amount of the bonus that Ms. Scipta would have been entitled to receive for the year in which he was terminated;

•	a one year non-competition covenant and covenants concerning confidentiality and inventions; and

•	If Ms. Scipta’s employment is terminated by the Company for any reason other than for cause, death or disability or if Ms. Scipta terminates her employment under circumstances that would constitute an involuntary termination, then:

•	any outstanding stock options:

•	if unvested, shall accelerate, vest and be exercisable on the later of the first anniversary of the date of grant of such options and the date of termination of employment, and

•	may be exercised by Ms. Scipta or her legal representative, estate, personal representative or beneficiary for a period equal to the unexpired term of the stock option, notwithstanding Ms. Scipta’s termination, and

•	any unvested restricted stock units shall automatically vest and become free of all restrictions and conditions, less applicable withholdings, on the later of the first anniversary of the date of grant of such restricted stock units and the date of termination of employment, notwithstanding Ms. Scipta’s termination.

As used in the agreement:

“Asset sale” means the sale of the assets of the Company (including the stock or assets of subsidiaries of the Company) to which are attributable 90% or more of the consolidated sales volume of the Company.

“Cause” means the following, provided that, in the case of circumstances described in the fourth through sixth bullets below, the Company must have first given written notice to Ms. Scipta, and Ms. Scipta shall have failed to remedy the circumstances as determined in the sole discretion of the Board of Directors within 30 days:

•	fraud or dishonesty in connection with Ms. Scipta’s employment or theft, misappropriation or embezzlement of the Company’s funds or other property;

•	conviction of any felony, crime involving fraud or knowing misrepresentation, or of any other crime (whether or not such felony or crime is connected with her employment) the effect of which in the reasonable judgment of the Board of Directors is likely to adversely affect the Company or its affiliates;

•	material breach of Ms. Scipta’s obligations under the agreement;

•	repeated and consistent unauthorized failure of Ms. Scipta to be available to perform duties during normal business hours;

•	willful violation of any Company policy or any express lawful direction or requirement established by the Board of Directors, as determined by a majority of Board of Directors;

•	insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, Ms. Scipta’s duties hereunder, as determined by a majority of Board of Directors; or

•	use of alcohol or other drugs which interfere with Ms. Scipta’s performance of her duties, or use of any illegal drugs or narcotics.

“Change of control” of the Company means an “asset sale” or a “change in majority stock ownership.”

“Change in majority stock ownership” means the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any affiliate or associate as defined in Rule 12b-2 under the Exchange Act of such person, or any group of persons acting in concert, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of capital stock of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding securities.

“Involuntary termination” means:

•	any termination of the employment of Ms. Scipta by the Company other than for cause, death or disability; or

•	any termination of employment by Ms. Scipta following:

•	a material diminution in Ms. Scipta’s base compensation;

•	a material diminution in Ms. Scipta’s authority, duties, or responsibilities;

•	a material diminution in the authority, duties, or responsibilities of the supervisor to whom Ms. Scipta is required to report;

•	a material diminution in the budget over which Ms. Scipta retains authority;

•	a material change in the principal geographic location at which Ms. Scipta must perform the services, unless such change reduces the length of Ms. Scipta’s commute (measured either in time or miles); or

•	any other action or inaction that constitutes a material breach by the Company of the employment agreement;

provided, however, that with respect to any termination by Ms. Scipta, Ms. Scipta shall have first provided written notice to the Company of the existence of the condition proposed to be relied upon within 90 days of the initial existence of the condition, shall have given the Company a period of 30 days during which it may remedy the condition, the Company shall have failed to do so during such period and Ms. Scipta must resign her employment effective not later than 30 days following the expiration of such remedy period.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The press release issued by the Company in connection with Ms. Scipta’s appointment is furnished herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between the Company and Ellen Scipta dated as of February 5, 2021.

99.1	Press release dated February 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Annalee Lutgen
Name:	Annalee Lutgen
Title:	Treasurer and Director of Finance

Date: February 8, 2021